PRICING SUPPLEMENT NO. 46                                     Rule 424(b)(3)
DATED: March 23, 1998                                     File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:             Floating Rate          Book Entry Notes
$100,000,000                  Notes* [x]             [x]

Original Issue Date:          Fixed Rate Notes*      Certificated Notes
March 26, 1998                [x]                    [_]

Maturity Date:                CUSIP#: 073908 AE 3
March 27, 2000

Option to Extend Maturity:    No  [x]

                              Yes [_]   Final Maturity Date:


                                         Optional           Optional
                         Redemption      Repayment          Repayment
Redeemable On            Price(s)        Date(s)            Price(s)
-------------            -----------     ---------          ---------

N/A                      N/A             N/A                N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  5.790% through March 26, 1999

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                          Maximum Interest Rate: N/A

[_]         Commercial Paper Rate             Minimum Interest Rate: N/A

[x]         Federal Funds Rate                Interest Reset Date(s): **

[_]         Treasury Rate                     Interest Reset Period: Daily

[_]         LIBOR Reuters                     Interest Payment Date(s): ***

[_]         LIBOR Telerate

[_]         Prime Rate                        Interest Payment Period: Quarterly
                                              commencing 3/26/99
[_]         CMT Rate

Initial Interest Rate: ****

Index Maturity:  N/A

Spread (plus or minus): +0.25%

--------------

* The Notes will bear interest at the rate of 5.790% through March 26, 1999. Thereafter, the Notes will bear interest at the Federal Funds Rate plus 0.25%

**       Daily on each Business Day commencing March 26, 1999

***      March 26, 1999, June 26, 1999, September 26, 1999,
         December 26, 1999 and March 27, 2000

**** The Federal Funds Rate as of March 26, 1999 plus 25 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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